UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 24, 2016

(Date of Report (Date of Earliest Event Reported))

LA-Z-BOY INCORPORATED

(Exact name of registrant as specified in its charter)

MICHIGAN	1-9656	38-0751137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

One La-Z-Boy Drive, Monroe, Michigan	48162-5138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 242-1444

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)         Our annual meeting of shareholders was held on August 24, 2016.

(b)   There were 49,335,363 shares eligible to vote, and 45,676,019 shares, or 92.58% of the outstanding shares, were voted in person or by proxy at the meeting.  The final results of the voting on the proposals submitted to a vote of the shareholders are set out below:

Proposal 1. Election of Directors.

The following individuals were elected to serve as directors for terms expiring in 2017:

	Shares
	Voted	Shares	Broker
	For	Withheld	Non-Votes
Kurt L. Darrow	41,327,093	891,892	3,457,034
Sarah M. Gallagher	42,043,610	175,375	3,457,034
Edwin J. Holman	42,033,342	185,643	3,457,034
Janet E. Kerr	41,870,206	348,779	3,457,034
Michael T. Lawton	42,008,531	210,454	3,457,034
H. George Levy, M.D.	41,936,183	282,802	3,457,034
W. Alan McCollough	42,033,416	185,569	3,457,034
Lauren B. Peters	42,042,523	176,462	3,457,034
Dr. Nido R. Qubein	42,002,664	216,321	3,457,034

Proposal 2. Shareholders approved the advisory vote on executive compensation:

Shares voted For	41,144,267
Shares voted Against	951,225
Shares abstained	123,493
Broker non-votes	3,457,034

Proposal 3. Shareholders ratified the selection of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for our fiscal year 2017:

Shares voted For	45,231,125
Shares voted Against	394,074
Shares abstained	50,820

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED
(Registrant)

Date: August 26, 2016

BY:	/s/ Margaret L. Mueller
Margaret L. Mueller
Vice President of Finance